UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2013
FirstMerit Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-11267	34-1339938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 996-6300
__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, the Board of Directors of FirstMerit Corporation (the “Company”) approved, based on the recommendation of the Compensation Committee, an amendment to the FirstMerit Corporation Amended and Restated Supplemental Executive Retirement Plan, as amended (the “SERP”). Among other things, the amendment to the SERP freezes the benefit payable under the SERP to Mr. Greig, the Company’s Chairman, President and Chief Executive Officer (“CEO”), at the level of the benefit accrued by Mr. Greig under the SERP as of November 30, 2013, such that neither later increases nor decreases in the CEO’s compensation nor any other change in circumstances shall cause any increase or decrease in the amount payable to Mr. Greig under the SERP. The amendment also generally conforms the “cause” provisions under the SERP with respect to Mr. Greig to those contained in his employment agreement.

The above description of the amendment to the SERP is qualified in all respects by the terms of the amendment to the SERP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01   Financial Statements and Exhibits.

(d)             Exhibits

Exhibit No.	Description

10.1	Amendment to the FirstMerit Corporation Amended and Restated Supplemental Executive Retirement Plan, dated December 20, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION

By:    /s/ Carlton E. Langer
Name: Carlton E. Langer
Title: EVP, Chief Legal Officer and Corporate Secretary

Date: December 20, 2013

EXHIBIT INDEX

Exhibit Number         Description

10.1	Amendment to the FirstMerit Corporation Amended and Restated Supplemental Executive Retirement Plan, dated December 20, 2013